SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   AUGUST 12, 2004
                                                --------------------------------

                         DOCUMENT SECURITY SYSTEMS, INC.
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               (Exact name of Registrant as specified in charter)


        NEW YORK                     0-14621                  16-1229730
(State or other jurisdic-          (Commission              (IRS Employer
 tion of incorporation)            File Number)            Identification No.)


       36 WEST MAIN STREET, SUITE 710, ROCHESTER, NEW YORK            14614
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         (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (585-232-1500
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         (Former name or former address, if changed since last report.)


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ITEM 5: OTHER EVENTS
ITEM 9: Regulation FP

         The registration statement filed by Document Security Systems, Inc. ("DSS") on Form S-3 (Registration No. 333-116317) was declared effective by the SEC on Thursday, August 12, 2004. The registration statement was a selling shareholder filing, made by DSS in order to satisfy its obligation to security holders who had been previously been granted registration rights for their shares. The selling shareholders include the investors who had purchased securities in a private placement offering completed in December 2003 through Fordham Financial Management, Inc., a registered broker dealer firm which served as placement agent.

         DSS did not register for sale any securities for its benefit. The holders of 1,565,000 shares of DSS' common stock and warrants to purchase an additional 1,435,000 shares of common stock. The shares will be sold, if at all, at prevailing market prices for DSS' common stock or at prices negotiated by the selling shareholders.

         Of the shares which may be offered for resale, 1,435,000 shares will be issued to the selling shareholders only if they exercise warrants for the purchase of shares of DSS' common stock. The warrants have exercise prices ranging from $2.00 to $5.00 per share. If the selling shareholders exercise their warrants, DSS will receive proceeds in the amount of the exercise price of the warrant being exercised or up to $5,346,500 if all warrants are exercised.

         Sales of the securities by the selling shareholders may only be made by delivery of a prospectus and in accordance with Regulation M and other applicable rules and regulations. DSS expects to deliver final prospectuses to the selling shareholders in the next few days for their use in selling the securities.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2004               DOCUMENT SECURITY SYSTEMS, INC.
                                     (Registrant)

                                     By /S/ PATRICK A. WHITE
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                                     Patrick A. White
                                     Chief Executive Officer





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